Exhibit 99.01
7000 Cardinal Place
Dublin,OH 43017
www.cardinalhealth.com
FOR IMMEDIATE RELEASE

Media:	Jim Mazzola	Investors:	Jason Strohm
	(614) 757-3690		(614) 757-7542
	jim.mazzola@cardinal.com		jason.strohm@cardinal.com
SEQUENTIAL IMPROVEMENTS REFLECT MOMENTUM
IN CARDINAL HEALTH’S CORE BUSINESSES DURING THIRD QUARTER
Company Takes Steps to Focus Business Portfolio, Completes $1 Billion Share
Repurchase and Announces New $500 Million Buyback
Reaffirms Fiscal 2006 EPS Range and Long-Term Outlook
DUBLIN, Ohio, April 27, 2006 — Third-quarter earnings for Cardinal Health, the leading provider of products and services supporting the health-care industry, continued to strengthen sequentially as revenue reached a record level and operating margins improved in all segments from the first half of the fiscal year.
During the quarter ended March 31, revenue increased 9 percent to $20.6 billion from $19 billion last year. Operating earnings of $559 million declined 5 percent from $591 million, primarily due to greater seasonality associated with its former ‘buy-and-hold’ business model during the third quarter of fiscal 2005. Diluted earnings per share from continuing operations declined 3 percent to $0.83 from $0.86 in the prior year.
Results improved on a sequential basis, with operating earnings rising 13 percent and diluted earnings per share from continuing operations increasing 15 percent. A strong quarter for pharmaceutical distribution and ongoing operational improvements in many Cardinal Health businesses contributed to the quarter-over-quarter gains.
     Q3 FY06 Earnings Summary

	Q3 FY06		Q3 FY05
		Diluted EPS		Diluted EPS
	Operating	from	Operating	from
	Earnings	Continuing	Earnings	Continuing
	($MM)	Operations	($MM)	Operations
GAAP Consolidated	$559	$0.83	$591	$0.86
Special Items	$23	$0.04	$43	$0.06
Impairment Charges & Other	$8	$0.01	$16	$0.03
Non-Recurring & Other Items	$(2)	$(0.01)	$7	$0.01
Equity Compensation	$49	$0.08	$2	—
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Sequential Improvements Reflect Momentum in Cardinal Health’s Core Businesses During Third Quarter

“We made considerable progress during the third quarter to focus our portfolio of businesses, invest in strategic areas such as new products and shared services, and continue to integrate operations for greater efficiency,” said Chairman Robert D. Walter. “We have excellent momentum in our core businesses heading into the fourth quarter.”
     FY 2006 Revenue, Operating Earnings Trend

(millions)	Q1	Q2	Q3	Y-T-D
Revenue	$19,237	$19,781	$20,638	$59,655
-Growth Rate (Y/Y)	9%	8%	9%	9%

Operating Earnings	$377	$496	$559	$1,432

- Operating Margin	1.97%	2.51%	2.71%	2.40%

Operating Earnings, excl. special items	$398	$512	$582	$1,492

- Operating Margin, excl. special items	2.08%	2.59%	2.82%	2.50%
(See attached tables or www.cardinalhealth.com for definitions of the non-GAAP measures used in this release, a reconciliation of non-GAAP measures to their comparable GAAP measures, and a schedule of notable items.)
President and Chief Executive Officer R. Kerry Clark, who joined Cardinal Health on April 17, said: “My first 2 weeks at Cardinal Health have been spent meeting with employees and reviewing parts of our business, which has reinforced all the reasons why I joined the company and leaves me energized for our future. With the transition to a new business model in pharmaceutical distribution completed, we see stable margins and less volatility in our largest segment; we have good performance on a sequential basis across the company; and we had a standout quarter in our clinical technologies and services business, with strong demand and great leverage to the earnings line.”
Enhancing Core Business through Divestitures and Acquisitions
During the quarter, Cardinal Health took steps to divest certain businesses and made selective acquisitions, as part of its strategy to focus on core, market-leading products and services.
These steps include:
•	Today, Cardinal Health and OTN are announcing the sale of the majority of Cardinal Health’s specialty distribution business to OTN, a wholly owned subsidiary of Oncology Holdings, Inc. OTN, the second largest distributor to the community oncology market, will primarily acquire Cardinal Health’s oncology distribution capabilities and Cardinal Health will become a minority owner in the firm.

•	During the quarter, Cardinal Health entered into discussions with several interested parties for the sale of its health-care marketing services (HMS) and U.K.-based Intercare pharmaceutical distribution (IPD) businesses. Results for both businesses have been reported in discontinued operations where the company recorded an after-tax loss of $209 million for the quarter. Approximately $200 million of this item relates to a non-cash write-down of goodwill and other assets associated with these two businesses.
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Sequential Improvements Reflect Momentum in Cardinal Health’s Core Businesses During Third Quarter

•	Cardinal Health sold its pharmacy staffing business during the quarter to Soliant Health, the health-care staffing unit of MPS Group. Cardinal Health continues to operate its strategically important pharmacy management business, which supports hospitals with pharmacy directors and consulting to manage medication within the health-care facility.

•	Cardinal Health also acquired Parmed Pharmaceuticals, Inc. and signed a definitive agreement to acquire Denver Biomedical to extend its product and service offerings for key customers. The Parmed acquisition complements Cardinal Health’s full-line pharmaceutical distribution capabilities and Denver Biomedical complements its current line of medical products.
“Consistent with our stated strategy, we are focused on business fundamentals and organic growth, and will deploy capital for acquisitions that build scale and complement our existing product and service portfolio, as we did during the quarter in the pharmaceutical distribution and medical products segments,” Walter added. “With divestitures, our intent is to optimize our portfolio and focus on those products and services that can deliver the greatest value to our customers and shareholders.”
Returning Operating Cash Flow to Shareholders
Operating cash flow was $271 million and nearly $1.7 billion for the year-to-date. The company’s previously stated, longer-term goal is to return up to 50 percent of operating cash flow to shareholders through share repurchase and dividends. As of March 31, Cardinal Health completed its $1 billion share repurchase program that was announced in June 2005. The company also announced today an additional $500 million program to repurchase shares.
Year-to-Date Results
Revenue for the fiscal year-to-date climbed 9 percent to nearly $60 billion and operating earnings improved 12 percent from the prior year to $1.4 billion. Earnings from continuing operations rose 12 percent to $906 million. Diluted earnings per share from continuing operations were $2.11, an increase of 15 percent from the prior year.
     Year-to-Date FY06 Earnings Summary

	FY06 Year-to-Date		FY05 Year-to-Date
		Diluted EPS		Diluted EPS
	Operating	from	Operating	from
	Earnings	Continuing	Earnings	Continuing
	($MM)	Operations	($MM)	Operations
GAAP Consolidated	$1,432	$2.11	$1,278	$1.84
Special Items	$60	$0.10	$174	$0.27
Impairment Charges & Other	$16	$0.02	$99	$0.13
Non-Recurring & Other Items	$26	$0.04	$47	$0.07
Equity Compensation	$185	$0.28	$7	$0.01
Third-Quarter Segment Results
Operating margins continued to strengthen in all business segments from the first half of the fiscal year, even as selling, general and administrative (SG&A) expenses increased 15 percent
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Sequential Improvements Reflect Momentum in Cardinal Health’s Core Businesses During Third Quarter

during the quarter, 7 percentage points of which related to equity compensation that the company began to recognize as an expense this fiscal year. The balance of the increase is due in part to a larger accrual for incentive compensation based on current year results and planned investments the company is making to increase efficiency and ultimately lower costs across the business segments. As in prior quarters, segment earnings continue to be negatively affected by the allocation of these corporate costs.
(See attached tables or the Investors page on www.cardinalhealth.com for specific segment results.)
Pharmaceutical Distribution and Provider Services
Revenue for the Pharmaceutical Distribution and Provider Services segment grew 10 percent during the quarter to $17.1 billion, including a 21 percent increase in bulk sales, primarily to retail chain customers, from the prior year to $7.6 billion. Operating earnings declined 14 percent to $289 million. This expected decline compared to last year is due to less earnings seasonality as the company now has 70 percent of its branded margin linked to non-seasonal distribution service fees. Distribution service agreements with branded manufacturers, many signed last year, have reduced a large portion of this earnings seasonality for fiscal 2006.
The pricing environment during the quarter remained competitive, but expense controls kept operating margins stable during the first nine months of the fiscal year. SG&A as a percent of revenue remained even with the prior year as the company continued to optimize its distribution network. Compliance by manufacturers with distribution services agreements remained high and the company’s National Logistics Center continued to add new customers.
Operating earnings rose 20 percent from the second quarter and operating margins improved more than 30 basis points from the first half of the fiscal year.
Medical Products and Services
Medical Products and Services’ revenue was slightly ahead of the prior year at $2.5 billion. Within the medical products manufacturing and distribution businesses, revenue grew 6 percent during the quarter. Pressure on revenue growth came from an expected decline in the company’s specialty pharmaceutical distribution (SPD) unit, which negatively affected growth in the segment by 6 percentage points. Operating earnings declined 5 percent from the prior year to $173 million, and were also lowered by the declines in SPD and the allocation of increased corporate costs.
Cardinal Health announced today it will sell a substantial portion of the SPD business to OTN, therefore removing the revenue and earnings associated with these businesses from the segment following the close of the transaction. For fiscal 2006, year-to-date revenue for these affected businesses was approximately $1.3 billion.
Growth in medical products distribution was led by strong demand from new prime vendor contracts, performance in recently acquired Source Medical in Canada, as well as improving margins from private-label products. In medical products manufacturing, sales growth was led by demand for Cardinal Health’s glove and respiratory products. Earnings from international operations were negatively affected by foreign exchange rates and slower sales in Europe.
Operating earnings increased 13 percent from the second quarter and operating margins improved 105 basis points from the first half of the year.
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Sequential Improvements Reflect Momentum in Cardinal Health’s Core Businesses During Third Quarter

Pharmaceutical Technologies and Services
Revenue for the Pharmaceutical Technologies and Services segment reached $715 million, an increase of 6 percent from the prior year, while operating earnings declined 2 percent from the prior year to $78 million.
The oral technologies, packaging services and nuclear pharmacy services businesses grew revenue and earnings over the prior year, with sequential gains in packaging services and nuclear pharmacy services.
The company continued to address production issues within its Albuquerque, N.M. sterile-manufacturing facility during the quarter. It also made progress at its new sterile-manufacturing facility in North Raleigh with 5 customers entering into agreements for pilot projects that could eventually go to full-scale production at the site.
Operating earnings declined 6 percent from the second quarter; however operating margins improved by more than 140 basis points from the first half of the year. Operating earnings are expected to improve substantially during the fourth quarter due to an increase in production in sterile manufacturing and continued steady performance in the oral technologies, nuclear pharmacy services and packaging services businesses. The company continues to expect second-half margin improvement in the segment compared to the first half of fiscal 2006.
Clinical Technologies and Services
Revenue for the Clinical Technologies and Services segment rose 15 percent from the prior year to $603 million, led by 23 percent growth for Alaris and Pyxis products. Revenue for clinical services and consulting grew 8 percent. Operating earnings for the segment increased 73 percent from the prior year to $101 million.
The sharp increase in operating earnings resulted from another quarter of strong demand, combined with expense controls, manufacturing efficiency and ongoing improvements to customer service and the Pyxis installation process. SG&A as a percent of sales declined and operating margins increased significantly from the prior year.
Committed contracts were again strong for both Alaris and Pyxis products, with the Pyxis backlog ending the quarter at $243 million. Customers continued to transition to Cardinal Health’s Pyxis MedStation 3000, which accounted for nearly 75 percent of new Pyxis orders during the quarter. In addition, approximately 40 percent of Alaris product sales during the quarter were from competitive displacements, with channel placements up significantly over last year.
Operating earnings increased 7 percent from the second quarter and third-quarter operating margins improved more than 200 basis points from the first half of the year.
Outlook
Cardinal Health reaffirmed its fiscal 2006 earnings-per-share guidance of $3.30 to $3.55, excluding special items, the impact of equity compensation expenses and impairment, non-recurring and other items.
“With nine months of the fiscal year complete, we now have increased confidence that we will finish the year in the upper half of the EPS range we’ve provided,” Walter said.
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Sequential Improvements Reflect Momentum in Cardinal Health’s Core Businesses During Third Quarter

The company also revised its forecast for equity compensation expenses to be approximately $0.35 to $0.37 per share for the full year, from $0.32 to $0.34 per share, due to recent management changes and impact of the stock price. Cardinal Health continues to expect operating margins in the second half of fiscal 2006 to be stronger than in the first half.
Over the long term, the company expects 12 percent to 15 percent annual growth in earnings per share, excluding special items and impairment, non-recurring and other items. It also has an annual goal of returning up to 50 percent of operating cash flow to shareholders through share buy-backs and dividends. Return on equity excluding special items and the impact of equity compensation expenses is expected to be in the range of 15 percent to 20 percent. It is also the company’s goal to increase dividends to up to 20 percent of earnings per share during the next several years.
Conference Call
Cardinal Health will host a conference call and webcast at 11 a.m. Eastern Daylight Time (EDT) to discuss its third-quarter results. To access the discussion, go to the Investors page at www.cardinalhealth.com or dial 706-634-5100, passcode 7321519. An audio replay will be available until 11 p.m. on April 29 at 706-645-9291, passcode 7321519. A transcript and audio replay will also be available at http://www.cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $75 billion, global company serving the health-care industry with a broad portfolio of products and services. Through its diverse offerings, Cardinal Health delivers integrated health-care solutions that help customers reduce their costs, improve efficiency and deliver better care to patients. The company manufactures, packages and distributes pharmaceuticals and medical supplies, offers a range of clinical services and develops automation products that improve the management and delivery of supplies and medication for hospitals, physician offices and pharmacies. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 55,000 people on six continents. More information about the company may be found at www.cardinalhealth.com.
###
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of organizational changes and the integration of acquired businesses; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; difficulties and uncertainties related to transitions in senior management; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing Cardinal Health’s global restructuring program; difficulties in opening new facilities or fully utilizing existing capacity; with respect to future dividends, the decision by the board of directors to declare such dividends, which is expected to consider Cardinal Health’s surplus, earnings, cash flows, financial condition and prospects at the time any such action is considered; with respect to future share repurchases, the approval of the board of directors, which is expected to consider Cardinal Health’s then-current stock price, earnings, cash flows, financial condition and prospects as well as alternatives available to Cardinal Health at the time any such action is considered; and general economic and market conditions. Cardinal Health does not intend to update or revise any forward-looking statement.

CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Third Quarter Fiscal
(in millions, except per Common Share amounts)	2006	2005	% Change

Revenue	$20,637.5	$18,959.6	9%
Cost of products sold	19,268.3	17,630.7	9%

Gross margin	1,369.2	1,328.9	3%

Selling, general and administrative expenses	778.6	678.7	15%
Impairment charges and other	8.2	16.2	N.M.

Special items:
Restructuring charges	20.6	25.7	N.M.
Merger charges	7.5	9.9	N.M.
Other	(5.1)	7.1	N.M.

Operating earnings	559.4	591.3	(5)%

Interest expense and other	34.4	40.0	(14)%

Earnings before income taxes and discontinued operations	525.0	551.3	(5)%

Provision for income taxes	169.2	176.8	(4)%

Earnings from continuing operations	355.8	374.5	(5)%

Loss from discontinued operations (net of tax $37.7 and $2.3 for the third quarter of fiscal 2006 and 2005, respectively)	(209.0)	(8.8)	N.M.

Net earnings	$146.8	$365.7	(60)%

Basic Earnings per Common Share:
Continuing operations	$0.85	$0.87	(2)%
Discontinued operations	(0.50)	(0.02)	N.M.

Net basic earnings per Common Share	$0.35	$0.85	(59)%

Diluted Earnings per Common Share:
Continuing operations	$0.83	$0.86	(3)%
Discontinued operations	(0.49)	(0.02)	N.M.

Net diluted earnings per Common Share	$0.34	$0.84	(60)%

Weighted Average Number of Shares Outstanding:
Basic	419.1	431.8
Diluted	427.5	437.8

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

	2006		2005
	Net	Diluted	Net	Diluted
	Earnings	EPS	Earnings	EPS

Special items, net of tax:
Restructuring charges	$(13.4)	$(0.03)	$(17.1)	$(0.04)
Merger charges	(4.7)	(0.01)	(6.7)	(0.01)
Other	2.5	—	(4.4)	(0.01)

Special items, net of tax	$(15.6)	$(0.04)	$(28.2)	$(0.06)

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year - to - Date
(in millions, except per Common Share amounts)	2006	2005	% Change

Revenue	$59,655.3	$54,971.2	9%
Cost of products sold	55,801.8	51,393.6	9%

Gross margin	3,853.5	3,577.6	8%

Selling, general and administrative expenses	2,345.4	2,026.5	16%
Impairment charges and other	15.8	98.9	N.M.

Special items:
Restructuring charges	39.3	135.3	N.M.
Merger charges	20.8	36.3	N.M.
Other	(0.2)	2.4	N.M.

Operating earnings	1,432.4	1,278.2	12%

Interest expense and other	98.4	92.4	6%

Earnings before income taxes and discontinued operations	1,334.0	1,185.8	12%

Provision for income taxes	428.1	380.1	13%

Earnings from continuing operations	905.9	805.7	12%

Loss from discontinued operations (net of tax $44.1 and $(0.8) for the nine months ended March 31, 2006 and 2005, respectively)	(226.8)	(12.7)	N.M.

Net earnings	$679.1	$793.0	(14)%

Basic Earnings per Common Share:
Continuing operations	$2.14	$1.87	14%
Discontinued operations	(0.54)	(0.03)	N.M.

Net basic earnings per Common Share	$1.60	$1.84	(13)%

Diluted Earnings per Common Share:
Continuing operations	$2.11	$1.84	15%
Discontinued operations	(0.53)	(0.02)	N.M.

Net diluted earnings per Common Share	$1.58	$1.82	(13)%

Weighted Average Number of Shares Outstanding:
Basic	423.6	431.7
Diluted	430.1	436.7

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the periods in which they were recorded:

	2006		2005
	Net	Diluted	Net	Diluted
	Earnings	EPS	Earnings	EPS

Special items, net of tax:
Restructuring charges	$(25.3)	$(0.06)	$(92.3)	$(0.21)
Merger charges	(13.1)	(0.03)	(23.1)	(0.06)
Other	(4.3)	(0.01)	(1.5)	—

Special items, net of tax	$(42.7)	$(0.10)	$(116.9)	$(0.27)

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	June 30,	March 31,
(in millions)	2006	2005	2005

Assets
Cash and equivalents	$1,713.4	$1,400.0	$1,535.1
Short-term investments available for sale	499.2	99.8	—
Trade receivables, net	3,937.5	3,102.3	2,965.6
Current portion of net investment in sales-type leases	273.7	238.2	215.3
Inventories	7,651.2	7,249.2	7,654.1
Prepaid expenses and other	863.1	838.9	841.2
Assets held for sale and discontinued operations	316.0	808.1	849.1

Total current assets	15,254.1	13,736.5	14,060.4

Property and equipment, net	2,489.1	2,445.1	2,303.5
Net investment in sales-type leases, less current portion	740.0	693.8	640.9
Goodwill and other intangibles, net	4,822.1	4,842.5	4,738.3
Other assets	340.3	341.3	395.4

Total assets	$23,645.6	$22,059.2	$22,138.5

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$280.7	$307.9	$588.7
Accounts payable	8,826.4	7,351.5	7,336.7
Other accrued liabilities	2,209.5	2,101.8	1,731.2
Liabilities from businesses held for sale and discontinued operations	155.2	345.5	395.4

Total current liabilities	11,471.8	10,106.7	10,052.0

Long-term obligations, less current portion and other short-term borrowings	2,548.2	2,319.9	2,303.1
Deferred income taxes and other liabilities	1,038.8	1,039.6	1,109.2

Total shareholders’ equity	8,586.8	8,593.0	8,674.2

Total liabilities and shareholders’ equity	$23,645.6	$22,059.2	$22,138.5

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Third Quarter Fiscal		Year - to - Date
(in millions)	2006	2005	2006	2005

Cash Flows From Operating Activities:
Net earnings	$146.8	$365.7	$679.1	$793.0
Loss from discontinued operations	209.0	8.8	226.8	12.7

Earnings from continuing operations	355.8	374.5	905.9	805.7
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	94.7	98.1	291.1	287.0
Asset impairments	16.9	17.2	22.2	170.6
Equity compensation	48.7	2.3	185.2	7.3
Provision for bad debts	(6.1)	7.9	10.1	8.6
Change in operating assets and liabilities, net of effects from acquisitions:
(Increase) / decrease in trade receivables	(669.8)	(453.5)	(841.9)	124.3
(Increase) / decrease in inventories	(496.3)	363.9	(401.9)	(344.7)
Increase in net investment in sales-type leases	(20.2)	(12.7)	(82.1)	(108.1)
Increase in accounts payable	926.2	377.6	1,470.0	1,122.4
Other accrued liabilities and operating items, net	16.1	(266.7)	98.5	(53.0)

Net cash provided by operating activities — continuing operations	266.0	508.6	1,657.1	2,020.1
Net cash provided by / (used in) operating activities — discontinued operations	4.8	11.8	(0.4)	10.8

Net cash provided by operating activities	270.8	520.4	1,656.7	2,030.9

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	(33.1)	—	(105.6)	(273.2)
Proceeds from sale of property and equipment	3.6	14.6	11.2	18.7
Additions to property and equipment	(113.6)	(70.5)	(330.5)	(276.7)
Purchase of investment securities available for sale	(80.2)	—	(399.4)	—

Net cash used in investing activities — continuing operations	(223.3)	(55.9)	(824.3)	(531.2)
Net cash (used in) / provided by investing activities — discontinued operations	—	(3.5)	(1.1)	27.3

Net cash used in investing activities	(223.3)	(59.4)	(825.4)	(503.9)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	(1.8)	8.4	4.3	(551.0)
Reduction of long-term obligations	(160.9)	4.4	(260.7)	(1,617.0)
Proceeds from long-term obligations, net of issuance costs	2.5	(3.6)	510.9	1,261.2
Proceeds from issuance of Common Shares	159.0	39.4	227.5	87.2
Tax benefits from exercises of stock options	21.4	—	42.3	—
Dividends on Common Shares	(25.3)	(12.9)	(76.6)	(38.9)
Purchase of treasury shares	(560.1)	(228.6)	(973.0)	(228.5)

Net cash used in financing activities — continuing operations	(565.2)	(192.9)	(525.3)	(1,087.0)
Net cash provided by / (used in) financing activities — discontinued operations	7.4	(7.1)	7.4	(7.1)

Net cash used in financing activities	(557.8)	(200.0)	(517.9)	(1,094.1)

Net (decrease) / increase in cash and equivalents	(510.3)	261.0	313.4	432.9

Cash and equivalents at beginning of period	2,223.7	1,274.1	1,400.0	1,102.2

Cash and equivalents at end of period	$1,713.4	$1,535.1	$1,713.4	$1,535.1

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
SEGMENT BUSINESS ANALYSIS — THIRD QUARTER FISCAL YEAR 2006

Pharmaceutical Distribution and Provider Services

(in millions)	2006	2005

Revenue
Amount	$17,092	$15,516
Growth Rate	10%	19%
Mix	82%	81%

Operating Earnings
Amount	$289	$335
Growth Rate	(14)%	6%
Mix	45%	51%
Operating Margin	1.69%	2.16%

Pharmaceutical Technologies and Services

(in millions)	2006	2005

Revenue
Amount	$715	$677
Growth Rate	6%	7%
Mix	3%	3%

Operating Earnings
Amount	$78	$80
Growth Rate	(2)%	(24)%
Mix	12%	12%
Operating Margin	10.95%	11.77%

Medical Products and Services

(in millions)	2006	2005

Revenue
Amount	$2,484	$2,473
Growth Rate	—	7%
Mix	12%	13%

Operating Earnings
Amount	$173	$182
Growth Rate	(5)%	—
Mix	27%	28%
Operating Margin	6.94%	7.38%

Clinical Technologies and Services

(in millions)	2006	2005

Revenue
Amount	$603	$522
Growth Rate	15%	32%
Mix	3%	3%

Operating Earnings
Amount	$101	$59
Growth Rate	73%	(30)%
Mix	16%	9%
Operating Margin	16.80%	11.21%
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
TOTAL COMPANY BUSINESS ANALYSIS — THIRD QUARTER FISCAL YEAR 2006

			Excluding Special Items
(in millions)	2006	2005	2006	2005

Revenue
Amount	$20,638	$18,960
Growth Rate	9%	17%

Operating Earnings
Amount	$559	$591	$582	$634
Growth Rate	(5)%	(10)%	(8)%	(5)%

Ratio to Revenue
Gross Margin	6.63%	7.01%
Selling, General and Administrative Expenses	3.77%	3.58%
Impairment Charges and Other	0.04%	0.09%
Special Items	0.11%	0.22%
Operating Earnings (Operating Margin)	2.71%	3.12%	2.82%	3.34%

Earnings from Continuing Operations
Amount	$356	$375	$371	$403
Growth Rate	(5)%	(12)%	(8)%	(7)%
Ratio to Revenue	1.72%	1.98%	1.80%	2.12%

Productivity
Margin per Expense Dollar	$1.76	$1.96

			Excluding Special Items and Equity Compensation
			2006	2005

Asset Management
Net Cash Provided by Operating Activities — Continuing Operations	$266	$509
Return on Invested Capital	7.12%	7.59%	8.03%	8.14%

See the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the balances excluding special items and equity compensation.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
SEGMENT BUSINESS ANALYSIS — FIRST NINE MONTHS OF FISCAL YEAR 2006

Pharmaceutical Distribution and Provider Services

(in millions)	2006	2005

Revenue
Amount	$48,894	$44,776
Growth Rate	9%	16%
Mix	81%	80%

Operating Earnings
Amount	$729	$695
Growth Rate	5%	(10)%
Mix	43%	44%
Operating Margin	1.49%	1.55%

Pharmaceutical Technologies and Services

(in millions)	2006	2005

Revenue
Amount	$2,080	$2,003
Growth Rate	4%	11%
Mix	3%	4%

Operating Earnings
Amount	$209	$239
Growth Rate	(13)%	(21)%
Mix	13%	15%
Operating Margin	10.04%	11.93%

Medical Products and Services

(in millions)	2006	2005

Revenue
Amount	$7,641	$7,292
Growth Rate	5%	8%
Mix	13%	13%

Operating Earnings
Amount	$476	$461
Growth Rate	3%	(5)%
Mix	28%	30%
Operating Margin	6.23%	6.33%

Clinical Technologies and Services

(in millions)	2006	2005

Revenue
Amount	$1,782	$1,593
Growth Rate	12%	41%
Mix	3%	3%

Operating Earnings
Amount	$274	$170
Growth Rate	61%	(29)%
Mix	16%	11%
Operating Margin	15.35%	10.70%
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
TOTAL COMPANY BUSINESS ANALYSIS — FIRST NINE MONTHS OF FISCAL YEAR 2006

			Excluding Special Items
(in millions)	2006	2005	2006	2005

Revenue
Amount	$59,655	$54,971
Growth Rate	9%	15%

Operating Earnings
Amount	$1,432	$1,278	$1,492	$1,452
Growth Rate	12%	(27)%	3%	(18)%

Ratio to Revenue
Gross Margin	6.46%	6.51%
Selling, General and Administrative Expenses	3.93%	3.69%
Impairment Charges and Other	0.03%	0.18%
Special Items	0.10%	0.32%
Operating Earnings (Operating Margin)	2.40%	2.32%	2.50%	2.64%

Earnings from Continuing Operations
Amount	$906	$806	$949	$923
Growth Rate	12%	(28)%	3%	18%
Ratio to Revenue	1.52%	1.47%	1.59%	1.68%

Productivity
Margin per Expense Dollar	$1.64	$1.77

			Excluding Special Items and Equity Compensation
			2006	2005

Asset Management
Net Cash Provided by Operating Activities — Continuing Operations	$1,657	$2,020
Return on Invested Capital	6.13%	5.46%	7.15%	6.22%

See the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the balances excluding special items and equity compensation.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
SEGMENT BUSINESS ANALYSIS BY QUARTER — FISCAL YEAR 2006

Pharmaceutical Distribution and Provider Services

(in millions)	Q1	Q2	Q3	Q4	YTD

Revenue
Amount	$15,685	$16,118	$17,092		$48,894
Growth Rate	10%	8%	10%		9%
Mix	81%	81%	82%		81%

Operating Earnings
Amount	$199	$241	$289		$729
Growth Rate	27%	18%	(14)%		5%
Mix	42%	42%	45%		43%
Operating Margin	1.27%	1.50%	1.69%		1.49%

Pharmaceutical Technologies and Services

(in millions)	Q1	Q2	Q3	Q4	YTD

Revenue
Amount	$660	$705	$715		$2,080
Growth Rate	3%	3%	6%		4%
Mix	3%	3%	3%		3%

Operating Earnings
Amount	$47	$83	$78		$209
Growth Rate	(38)%	—	(2)%		(13)%
Mix	10%	15%	12%		13%
Operating Margin	7.20%	11.78%	10.95%		10.04%

Medical Products and Services

(in millions)	Q1	Q2	Q3	Q4	YTD

Revenue
Amount	$2,561	$2,595	$2,484		$7,641
Growth Rate	7%	7%	—		5%
Mix	13%	13%	12%		13%

Operating Earnings
Amount	$151	$153	$173		$476
Growth Rate	21%	(1)%	(5)%		3%
Mix	32%	27%	27%		28%
Operating Margin	5.89%	5.89%	6.94%		6.23%

Clinical Technologies and Services

(in millions)	Q1	Q2	Q3	Q4	YTD

Revenue
Amount	$576	$603	$603		$1,782
Growth Rate	10%	10%	15%		12%
Mix	3%	3%	3%		3%

Operating Earnings
Amount	$78	$94	$101		$274
Growth Rate	88%	34%	73%		61%
Mix	16%	16%	16%		16%
Operating Margin	13.57%	15.61%	16.80%		15.35%

The sum of the quarters may not equal year-to-date due to rounding.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES

TOTAL COMPANY BUSINESS ANALYSIS BY QUARTER — FISCAL YEAR 2006

						Excluding Special Items
(in millions)	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Revenue	$19,237	$19,781	$20,638		$59,655
Amount	9%	8%	9%		9%
Growth Rate

Operating Earnings
Amount	$377	$496	$559		$1,432	$398	$512	$582		$1,492
Growth Rate	4%	53%	(5)%		12%	2%	20%	(8)%		3%

Ratio to Revenue
Gross Margin	6.21%	6.52%	6.63%		6.46%
Selling, General and Administrative Expenses	4.12%	3.91%	3.77%		3.93%
Impairment Charges and Other	0.01%	0.02%	0.04%		0.03%
Special Items	0.11%	0.08%	0.11%		0.10%
Operating Earnings (Operating Margin)	1.97%	2.51%	2.71%		2.40%	2.08%	2.59%	2.82%		2.50%

Earnings from Continuing Operations
Amount	$238	$313	$356		$906	$251	$326	$371		$949
Growth Rate	6%	50%	(5)%		12%	4%	17%	(8)%		3%
Ratio to Revenue	1.23%	1.58%	1.72%		1.52%	1.30%	1.65%	1.80%		1.59%

Productivity
Margin per Expense Dollar	$1.50	$1.67	$1.76		$1.64

						Excluding Special Items and Equity Compensation
						Q1	Q2	Q3	Q4	YTD

Asset Management
Return on Invested Capital	4.92%	6.28%	7.12%		6.13%	6.15%	7.20%	8.03%		7.15%

The sum of the quarters may not equal year-to-date due to rounding.
See the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the balances excluding special items and equity compensation.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
FISCAL YEAR 2006 AND 2005 ASSET MANAGEMENT ANALYSIS

	2006
(in millions)	Q1	Q2	Q3	Q4	YTD

Receivable Days	16.2	15.4	16.2
Days Inventory on Hand	33	31	32

Cash and Equivalents	$1,976	$2,224	$1,713
Debt	$2,609	$3,010	$2,829
Total Shareholders’ Equity	$8,879	$8,751	$8,587
Tangible Net Worth	$4,059	$3,915	$3,765

Debt to Total Capital	23%	26%	25%
Net Debt to Capital	5%	4%	7%

Return on Equity	10.9%	14.2%	16.4%		13.9%
Return on Equity, Excluding Special Items and Equity Compensation	13.8%	16.4%	18.6%		16.3%

Effective Tax Rate from Continuing Operations	31.3%	32.5%	32.2%		32.1%
Effective Tax Rate from Continuing Operations, Excluding Special Items and Equity Compensation	32.5%	32.3%	32.3%		32.4%

	2005
(in millions)	Q1	Q2	Q3	Q4	YTD

Receivable Days	15.1	12.3	13.8	14.9
Days Inventory on Hand	40	38	35	33

Cash and Equivalents	$1,169	$1,274	$1,535	$1,400
Debt	$3,255	$2,816	$2,892	$2,628
Total Shareholders’ Equity	$8,219	$8,559	$8,674	$8,593
Tangible Net Worth	$3,455	$3,779	$3,936	$3,750

Debt to Total Capital	28%	25%	25%	23%
Net Debt to Capital	20%	15%	14%	12%

Return on Equity	11.0%	9.9%	17.4%	14.0%	13.2%
Return on Equity, Excluding Special Items and Equity Compensation	11.9%	13.3%	18.7%	15.8%	15.0%

Effective Tax Rate from Continuing Operations	31.7%	32.4%	32.1%	40.5%	34.6%
Effective Tax Rate from Continuing Operations, Excluding Special Items and Equity Compensation	32.1%	32.1%	32.2%	38.5%	34.0%
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
SCHEDULE OF NOTABLE ITEMS

	Third Quarter Fiscal		Year - to - Date
(in millions, except per Common Share amounts)	2006	2005	2006	2005

Equity Compensation
Equity compensation	$(48.7)	$(2.2)	$(185.2)	$(7.2)
Tax benefit	16.0	0.8	65.7	2.7

Equity compensation, net of tax	$(32.7)	$(1.4)	$(119.5)	$(4.5)

Decrease to diluted EPS	$(0.08)	$—	$(0.28)	$(0.01)

Impairment Charges and Other
Impairment charges and other	$(8.2)	$(16.2)	$(15.8)	$(98.9)
Less: Minority interest and realized currency translation adjustment	—	—	—	19.4

Net impairment charges and other	$(8.2)	$(16.2)	$(15.8)	$(79.5)
Tax benefit	2.8	5.3	5.3	26.2

Net impairment charges and other, net of tax	$(5.4)	$(10.9)	$(10.5)	$(53.3)

Decrease to diluted EPS	$(0.01)	$(0.03)	$(0.02)	$(0.13)

Non-Recurring and Other Items

Alaris inventory adjustment	$—	$—	$—	$(23.6)
Latex litigation	—	—	—	(16.4)
Inventory adjustment — SKU rationalization	—	(7.2)	—	(7.2)

Total non-recurring	—	(7.2)	—	(47.2)
Vendor credit adjustment	2.4	—	(25.9)	—

Total non-recurring and other items	2.4	(7.2)	(25.9)	(47.2)
Tax (expense) / benefit	(0.8)	2.3	8.4	15.6

Total non-recurring and other items, net of tax	$1.6	$(4.9)	$(17.5)	$(31.6)

Increase / (decrease) to diluted EPS	$0.01	$(0.01)	$(0.04)	$(0.07)

Weighted Average Number of Diluted Shares Outstanding	427.5	437.8	430.1	436.7

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
GAAP / NON-GAAP RECONCILIATION

	2006
	Q1			Q2			Q3			YTD
			Excluding			Excluding			Excluding			Excluding
		Special	Special		Special	Special		Special	Special		Special	Special
(in millions)	GAAP	Items	Items	GAAP	Items	Items	GAAP	Items	Items	GAAP	Items	Items

Revenue	$19,237	—	$19,237	$19,781	—	$19,781	$20,638	—	$20,638	$59,655	—	$59,655

Special Items
Restructuring charges	$8	$8	—	$11	$11	—	$21	$21	—	$39	$39	—
Merger charges	$7	$7	—	$6	$6	—	$7	$7	—	$21	$21	—
Other	$6	$6	—	($1)	($1)	—	($5)	($5)	—	—	—	—

Operating Earnings
Amount	$377	$21	$398	$496	$16	$512	$559	$23	$582	$1,432	$60	$1,492
Growth Rate	4%		2%	53%		20%	(5)%		(8)%	12%		3%
Operating Margin	1.97%		2.08%	2.51%		2.59%	2.71%		2.82%	2.40%		2.50%

Earnings Before Income Taxes and Discontinued Operations	$346	$21	$367	$463	$16	$479	$525	$23	$548	$1,334	$60	$1,394

Provision for Income Taxes	$108	$8	$116	$150	$3	$153	$169	$8	$177	$428	$17	$445

Earnings from Continuing Operations
Amount	$238	$13	$251	$313	$13	$326	$356	$15	$371	$906	$43	$949
Growth Rate	6%		4%	50%		17%	(5)%		(8)%	12%		3%
Ratio to Revenue	1.23%		1.30%	1.58%		1.65%	1.72%		1.80%	1.52%		1.59%

Diluted EPS	$0.55	$0.03	$0.58	$0.72	$0.03	$0.75	$0.83	$0.04	$0.87	$2.11	$0.10	$2.21

	2005
	Q3			YTD
			Excluding			Excluding
		Special	Special		Special	Special
(in millions)	GAAP	Items	Items	GAAP	Items	Items

Revenue	$18,960	—	$18,960	$54,971	—	$54,971

Special Items
Restructuring charges	$26	$26	—	$135	$135	—
Merger charges	$10	$10	—	$36	$36	—
Other	$7	$7	—	$3	$3	—

Operating Earnings
Amount	$591	$43	$634	$1,278	$174	$1,452
Growth Rate	(10)%		(5)%	(27)%		(18)%
Operating Margin	3.12%		3.34%	2.32%		2.64%

Earnings Before Income Taxes and Discontinued Operations	$551	$43	$594	$1,186	$174	$1,360

Provision for Income Taxes	$177	$14	$191	$380	$57	$437

Earnings from Continuing Operations
Amount	$375	$28	$403	$806	$117	$923
Growth Rate	(12)%		(7)%	(28)%		18%
Ratio to Revenue	1.98%		2.12%	1.47%		1.68%

Diluted EPS	$0.86	$0.06	$0.92	$1.84	$0.27	$2.11

The sum of the quarters may not equal year-to-date due to rounding.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
GAAP / NON-GAAP RECONCILIATION

	2006				2005
(in millions)
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	YTD	Q4	FY

Return on Equity	10.9%	14.2%	16.4%	13.9%	11.0%	9.9%	17.4%	12.9%	14.0%	13.2%

Return on Equity, Excluding Special Items and Equity Compensation
Earnings from continuing operations	$237.5	$312.6	$355.8	$905.9	$223.0	$208.2	$374.5	$805.7	$302.6	$1,108.3
Special items, net of tax	13.5	13.6	15.6	42.7	17.9	70.9	28.2	116.9	37.0	153.9
Equity compensation, net of tax	51.7	35.1	32.7	119.5	1.3	1.7	1.4	4.5	1.7	6.3

Earnings from continuing operations, excluding special items and equity compensation	$302.7	$361.3	$404.1	$1,068.1	$242.2	$280.8	$404.1	$927.1	$341.3	$1,268.5
Annualized	1,210.8	1,445.2	1,616.4	1,424.1	968.8	1,123.2	1,616.4	1,236.1	1,365.2	1,268.5
Divided by average shareholders’ equity, excluding special items and equity compensation (see calculation below)	$8,761.7	$8,822.4	$8,671.1	$8,716.5	$8,118.1	$8,432.7	$8,665.4	$8,391.7	$8,665.2	$8,439.2
Return on equity, excluding special items and equity compensation	13.8%	16.4%	18.6%	16.3%	11.9%	13.3%	18.7%	14.7%	15.8%	15.0%

Average Shareholders’ Equity, Excluding Special Items and Equity Compensation
Total shareholders’ equity	$8,878.9	$8,751.0	$8,586.8	$8,586.8	$8,219.0	$8,559.4	$8,674.2	$8,674.2	$8,593.0	$8,593.0
Special items, net of tax	13.5	13.6	15.6	42.7	17.9	70.9	28.2	116.9	37.0	153.9
Tax benefit from equity compensation	(18.5)	(17.7)	(14.0)	(48.7)	(0.8)	(1.1)	(0.9)	(2.8)	(1.2)	(4.0)
SAR expense	20.6	3.3	4.0	27.9	—	—	—	—	0.1	0.1

Total shareholders’ equity, excluding special items and equity compensation	$8,894.5	$8,750.2	$8,592.4	$8,608.7	$8,236.1	$8,629.2	$8,701.5	$8,788.3	$8,628.9	$8,743.0
Average
Note: The average shown above is calculated using the average of the prior and current quarters except for year to date which is calculated as the average of the prior year fourth quarter plus each of the current year quarters.	$8,761.7	$8,822.4	$8,671.1	$8,716.5	$8,118.1	$8,432.7	$8,665.4	$8,391.7	$8,665.2	$8,439.2

Return on Invested Capital	4.92%	6.28%	7.12%	6.13%			7.59%	5.46%

Return on Invested Capital, Excluding Special Items and Equity Compensation
Operating earnings	$376.7	$496.4	$559.4	$1,432.4			$591.2	$1,278.2
Special items	21.3	15.6	23.0	59.9			42.7	174.0
Equity compensation	81.8	54.6	48.7	185.2			2.2	7.2

Operating earnings, excluding special items and equity compensation	$479.8	$566.6	$631.1	$1,677.5			$636.1	$1,459.4
Effective tax rate from continuing operations, excluding special items and equity compensation	32.5%	32.3%	32.3%	32.4%			32.2%	32.2%
Operating earnings * (1 - effective tax rate from continuing operations, excluding special items and equity compensation)	$323.9	$383.6	$427.3	$1,134.0			$431.3	$989.5
Annualized	$1,295.5	$1,534.4	$1,709.2	$1,512.0			$1,725.2	$1,319.3
Divided by:
Current portion of long-term obligations and other short-term borrowings	$405.3	$441.3	$280.7	$280.7			$588.7	$588.7
Long-term obligations, less current portion and other short-term borrowings	2,204.0	2,568.3	2,548.2	2,548.2			2,303.1	2,303.1
Unrecorded goodwill	9,700.3	9,700.3	9,700.3	9,700.3			9,700.3	9,700.3
Total shareholders’ equity	8,878.9	8,751.0	8,586.8	8,586.8			8,674.2	8,674.2

Subtotal	$21,188.5	$21,460.9	$21,116.0	$21,116.0			$21,266.3	$21,266.3
Average
Note: The average shown above is calculated using the average of the prior and current quarters except for year to date which is calculated as the average of the prior year fourth quarter plus each of the current year quarters.	$21,054.8	$21,324.7	$21,288.5	$21,171.6			$21,171.1	$21,222.1

Return on invested capital, excluding special items and equity compensation	6.15%	7.20%	8.03%	7.15%			8.14%	6.22%

Effective Tax Rate from Continuing Operations	31.3%	32.5%	32.2%	32.1%	31.7%	32.4%	32.1%	32.1%	40.5%	34.6%

Effective Tax Rate from Continuing Operations, Excluding Special Items and Equity Compensation
Earnings before income taxes and discontinued operations	$345.7	$463.3	$525.0	$1,334.0	$326.4	$308.0	$551.3	$1,185.8	$508.5	$1,694.3
Special items	21.3	15.6	23.0	59.9	28.4	102.8	42.7	174.0	44.0	218.0
Equity compensation	81.8	54.6	48.7	185.2	2.1	2.8	2.2	7.2	2.7	9.8

Adjusted earnings before income taxes and discontinued operations	$448.8	$533.5	$596.7	$1,579.1	$356.9	$413.6	$596.2	$1,367.0	$555.2	$1,922.1
Earnings from continuing operations	$237.5	$312.6	$355.8	$905.9	$223.0	$208.2	$374.5	$805.7	$302.6	$1,108.3
Special items, net of tax	13.5	13.6	15.6	42.7	17.9	70.9	28.2	116.9	37.0	153.9
Equity compensation, net of tax	51.7	35.1	32.7	119.5	1.3	1.7	1.4	4.5	1.7	6.3

Adjusted earnings from continuing operations	$302.7	$361.3	$404.1	$1,068.1	$242.2	$280.8	$404.1	$927.1	$341.3	$1,268.5

Effective tax rate from continuing operations, excluding special items and equity compensation	32.5%	32.3%	32.3%	32.4%	32.1%	32.1%	32.2%	32.2%	38.5%	34.0%

CARDINAL HEALTH, INC. AND SUBSIDIARIES
GAAP / NON-GAAP RECONCILIATION

	2006				2005
(in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Operating Margin			2.71%

Operating Earnings, Excluding Special Items and Equity Compensation
Operating earnings			$559.4
Special items			23.0
Equity compensation			48.7

Operating earnings, excluding special items and equity compensation			$631.1
Revenue			$20,637.5
Operating Margin, Excluding Special Items and Equity Compensation			3.06%

Debt to Total Capital	23%	26%	25%		28%	25%	25%	23%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$405.3	$441.3	$280.7		$362.4	$431.6	$588.7	$307.9
Long-term obligations, less current portion and other short-term borrowings	2,204.0	2,568.3	2,548.2		2,892.6	2,384.6	2,303.1	2,319.9
Cash and equivalents	(1,976.3)	(2,223.7)	(1,713.4)		(1,169.4)	(1,274.1)	(1,535.1)	(1,400.0)
Short-term investments available for sale	(199.8)	(419.0)	(499.2)		—	—	—	(99.8)

Net debt	$433.2	$366.9	$616.3		$2,085.6	$1,542.1	$1,356.7	$1,128.0
Total shareholders’ equity	8,878.9	8,751.0	8,586.8		8,219.0	8,559.4	8,674.2	8,593.0

Capital	$9,312.1	$9,117.9	$9,203.1		$10,304.6	$10,101.5	$10,030.9	$9,721.0
Net debt to capital	5%	4%	7%		20%	15%	14%	12%

Tangible Net Worth
Total shareholders’ equity	$8,879	$8,751	$8,587		$8,219	$8,559	$8,674	$8,593
Goodwill and other intangibles, net	4,820	4,836	4,822		4,764	4,780	4,738	4,843

Tangible net worth	$4,059	$3,915	$3,765		$3,455	$3,779	$3,936	$3,750

Forward-Looking Non-GAAP Financial Measures
The Company presents non-GAAP financial measures on a forward-looking basis. These measures may include: fiscal 2006 earnings per share guidance, excluding special items, the impact of equity compensation expenses and impairment, non-recurring and other items; long-term earnings per share growth rate, excluding special items and impairment, non-recurring and other items; return on equity, excluding special items and equity compensation; and segment operating earnings growth rate, excluding the impact of the change in corporate allocation methodology, the impact of expensing equity compensation and non-recurring and other items.
The Company currently expects fiscal 2006 equity compensation expense of approximately $0.35 to $0.37 per share. With the exception of this information, the Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast special items and impairment, non-recurring and other items, which are difficult to predict and estimate and are primarily dependent on future events. Reconciling information regarding the impact of the change in corporate allocation methodology is also unavailable. Please note that the unavailable reconciling items could significantly impact the Company’s future net earnings and cash flows.

The sum of the quarters may not equal year-to-date due to rounding.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
DEFINITIONS AND CALCULATIONS
GAAP
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)
Debt: current period long-term obligations plus current period short-term borrowings
Margin per Expense Dollar: gross margin divided by selling, general and administrative expenses
Operating Cash Flow: net cash provided by operating activities
Operating Earnings Mix: current period operating earnings divided by total segment operating earnings
Revenue Mix: current period revenue divided by total segment revenue

NON-GAAP
Diluted Earnings per Share, Excluding Special Items: earnings from continuing operations adjusted for special items net of tax divided by diluted weighted average shares outstanding
Earnings from Continuing Operations, Excluding Special Items: current period earnings from continuing operations adjusted to exclude special items net of tax
Earnings from Continuing Operations Growth Rate, Excluding Special Items: (current period earnings from continuing operations excluding special items minus prior period earnings from continuing operations excluding special items) divided by prior period earnings from continuing operations excluding special items
Earnings from Continuing Operations Ratio to Revenue, Excluding Special Items: current period earnings from continuing operations excluding special items divided by current period revenue
Effective Tax Rate from Continuing Operations, Excluding Special Items and Equity Compensation: [(earnings before income taxes and discontinued operations adjusted for special items and equity compensation) minus (earnings from continuing operations adjusted for special items, net of tax and equity compensation, net of tax)] divided by (earnings before income taxes and discontinued operations adjusted for special items and equity compensation)

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)
Net Debt: (long-term obligations plus short-term borrowings) minus (cash and equivalents and short-term investments available for sale)
Operating Earnings, Excluding Special Items: current period operating earnings adjusted to exclude current period special items
Operating Earnings Growth Rate, Excluding Special Items: (current period operating earnings excluding special items minus prior period operating earnings excluding special items) divided by prior period operating earnings excluding special items
Operating Earnings Ratio to Revenue (Operating Margin), Excluding Special Items: current period operating earnings excluding special items divided by current period revenue

Operating Margin, Excluding Special Items and Equity Compensation: current period operating earnings adjusted to exclude current period special items and equity compensation
Return on Equity, Excluding Special Items and Equity Compensation: (annualized current period earnings from continuing operations plus special items minus special items tax benefit plus equity compensation minus equity compensation tax benefit) divided by average shareholders’ equity adjusted for special items net of tax and equity compensation net of tax
Return on Invested Capital, Excluding Special Items and Equity Compensation: [(annualized current period operating earnings excluding special items and equity compensation) multiplied by (one minus current period effective tax rate from continuing operations excluding special items and equity compensation)] divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Tangible Net Worth: total shareholders’ equity minus goodwill and other intangibles, net
FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES
Fiscal 2006 Earnings per Share Guidance, Excluding Special Items, the Impact of Equity Compensation Expenses and Impairment, Non-Recurring and Other Items: (earnings from continuing operations adjusted for special items net of tax, equity compensation net of tax, impairment charges and other net of tax and non-recurring and other items net of tax) divided by diluted weighted average shares outstanding
Long-Term Earnings per Share Growth Rate, Excluding Special Items and Impairment, Non-Recurring and Other Items: (earnings from continuing operations adjusted for special items net of tax, impairment charges and other net of tax and non-recurring and other items net of tax) divided by diluted weighted average shares outstanding
Return on Equity, Excluding Special Items and Equity Compensation: annualized current period earnings from continuing operations adjusted for special items net of tax and equity compensation net of tax divided by average shareholders’ equity adjusted for special items net of tax and equity compensation net of tax
Segment Operating Earnings Growth Rate, Excluding the Impact of the Change in Corporate Allocation Methodology, the Impact of Expensing Equity Compensation and Non-Recurring and Other Items: current period operating earnings adjusted for the impact of the change in corporate allocation methodology, equity compensation and non-recurring and other items Note: Impairment charges are not included in the segment operating earnings
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